Advanced Flower Capital Inc. Announces Financial Results for Fourth Quarter and Full Year 2024

Fourth quarter 2024 GAAP net loss of $(1.0) million or $(0.05) per basic weighted average common share and
Distributable Earnings(1) of $6.3 million or $0.29 per basic weighted average common share
Full year 2024 GAAP net income of $16.8 million or $0.78 per basic weighted average common share and
Distributable Earnings of $34.9 million or $1.68 per basic weighted average common share
Dividend declared of $0.23 per common share for the first quarter 2025
WEST PALM BEACH, FL, March 13, 2025 (GLOBE NEWSWIRE) – Advanced Flower Capital Inc. (f/k/a AFC Gamma, Inc.) (NASDAQ:AFCG) (“Advanced Flower Capital”, “AFC” or the “Company”) today announced its results for the fourth quarter and year ended December 31, 2024.
AFC reported generally accepted accounting principles (“GAAP”) net loss of $(1.0) million or $(0.05) per basic weighted average common share and Distributable Earnings of $6.3 million or $0.29 per basic weighted average common share for the fourth quarter of 2024. The Company reported GAAP net income of $16.8 million or $0.78 per basic weighted average common share and Distributable Earnings of $34.9 million or $1.68 per basic weighted average common share for the full year 2024.
“We believe that the capital supply and demand imbalance in the cannabis sector will remain in the medium-term, given the Republican sweep in November and the lack of progress on Federal reform. This provides the opportunity for AFC to deploy capital into deals with strong risk adjusted returns,” stated Daniel Neville, AFC’s Chief Executive Officer. He added, “We continue to put capital preservation at the forefront of our investments and remain disciplined on providing debt capital in a challenging environment for operators. As we have done over the last year and plan to do in the coming year, we continue to focus on diversifying our portfolio and providing debt capital to operators who have previous success executing in the cannabis industry.”
Common Stock Dividend
On March 11, 2025, the Company’s Board of Directors declared a regular cash dividend of $0.23 per common share for the first quarter of 2025. The first quarter 2025 dividend will be payable on April 15, 2025 to common shareholders of record as of March 31, 2025.
2025 Annual Shareholders Meeting
The Company’s Board of Directors set May 19, 2025 as the date for the Company’s 2025 Annual Shareholders Meeting, with a record date of March 24, 2025.
1 Distributable Earnings is a non-GAAP financial measure. See the “Non-GAAP Metrics” section of this release for a reconciliation of GAAP Net Income to Distributable Earnings.

Additional Information
Advanced Flower Capital issued a presentation of its fourth quarter and full year 2024 results, titled “Fourth Quarter and Full Year 2024 Earnings Presentation,” which can be viewed at advancedflowercapital.com under the Investor Relations section. The Company also filed its Annual Report on Form 10-K for the fiscal year ended December 31, 2024, with the Securities and Exchange Commission on March 13, 2025.
AFC routinely posts important information for investors on its website, advancedflowercapital.com. The Company intends to use this webpage as a means of disclosing material information, for complying with our disclosure obligations under Regulation FD and to post and update investor presentations and similar materials on a regular basis. AFC encourages investors, analysts, the media and others interested in AFC to monitor the Investors section of its website, in addition to following its press releases, SEC filings, public conference calls, presentations, webcasts and other information posted from time to time on the website. To sign-up for email-notifications, please visit the “Email Alerts” section of the website under the “IR Resources” section.
Conference Call & Discussion of Financial Results
Advanced Flower Capital will host a conference call at 10:00 am (Eastern Time) on Wednesday, March 13, 2025, to discuss its annual financial results. All interested parties are welcome to participate. The call will be available through a live audio webcast at the Investor Relations section of AFC’s website found here AFC -- Investor Relations. To participate via telephone, please register in advance at this link. Upon registration, all telephone participants will receive a confirmation email detailing how to join the conference call, including the dial-in number along with a unique passcode and registrant ID that can be used to access the call. The complete webcast will be archived for 90 days on the Investor Relations section of AFC’s website.
About Advanced Flower Capital
Advanced Flower Capital Inc. (Nasdaq: AFCG) is a leading commercial mortgage REIT that provides institutional loans to state law compliant cannabis operators in the U.S. Through the management team’s deep network and significant credit and cannabis expertise, AFC originates, structures, underwrites and manages loans ranging from $10 million to over $100 million, typically secured by quality real estate assets, license value and cash flows. It is based in West Palm Beach, Florida.
Non-GAAP Metrics
In addition to using certain financial metrics prepared in accordance with GAAP to evaluate our performance, we also use Distributable Earnings to evaluate our performance excluding the effects of certain transactions and GAAP adjustments we believe are not necessarily indicative of our current loan activity and operations. Distributable Earnings is a measure that is not prepared in accordance with GAAP. Distributable Earnings and the other capitalized terms not defined in this section have the meanings ascribed to such terms in our most-recently filed Annual Report on Form 10-K. We use this non-GAAP financial measure both to explain our results to shareholders and the investment community and in the internal evaluation and management of our businesses. Our management believes that this non-GAAP financial measure and the information it provides is useful to investors since this measure permits investors and shareholders to assess the overall performance of our business using the same tools that our management uses to evaluate our past performance and prospects for future performance.
The determination of Distributable Earnings is substantially similar to the determination of Core Earnings under our Management Agreement, provided that Core Earnings is a component of the calculation of any Incentive Compensation earned under the Management Agreement for the applicable time period, and thus Core Earnings is calculated without giving effect to Incentive Compensation expense, while the calculation of Distributable Earnings accounts for any Incentive Compensation earned for such time period.

We define Distributable Earnings as, for a specified period, the net income (loss) computed in accordance with GAAP, excluding (i) stock-based compensation expense, (ii) depreciation and amortization, (iii) any unrealized gains, losses or other non-cash items recorded in net income (loss) for the period, regardless of whether such items are included in other comprehensive income or loss, or in net income (loss); provided that Distributable Earnings does not exclude, in the case of investments with a deferred interest feature (such as original issue discount, debt instruments with PIK interest and zero coupon securities), accrued income that we have not yet received in cash, (iv) provision for (reversal of) current expected credit losses, (v) taxable REIT (as defined below) subsidiary (“TRS”) (income) loss, net of any dividends received from TRS and (vi) one-time events pursuant to changes in GAAP and certain non-cash charges, in each case after discussions between our Manager and our independent directors and after approval by a majority of such independent directors.
We believe providing Distributable Earnings on a supplemental basis to our net income as determined in accordance with GAAP is helpful to shareholders in assessing the overall performance of our business. As a real estate investment trust (“REIT”), we are required to distribute at least 90% of our annual REIT taxable income, subject to certain adjustments, and to pay tax at regular corporate rates to the extent that we annually distribute less than 100% of such taxable income. Given these requirements and our belief that dividends are generally one of the principal reasons that shareholders invest in our common stock, we generally intend to attempt to pay dividends to our shareholders in an amount at least equal to such REIT taxable income, if and to the extent authorized by our Board of Directors. Distributable Earnings is one of many factors considered by our Board of Directors in authorizing dividends and, while not a direct measure of net taxable income, over time, the measure can be considered a useful indicator of our dividends.
Distributable Earnings is a non-GAAP financial measure and should not be considered as a substitute for GAAP net income. We caution readers that our methodology for calculating Distributable Earnings may differ from the methodologies employed by other REITs to calculate the same or similar supplemental performance measures, and as a result, our reported Distributable Earnings may not be comparable to similar measures presented by other REITs.

ADVANCED FLOWER CAPITAL INC.
CONSOLIDATED STATEMENTS OF OPERATIONS

	Three months ended December 31, 2024	Year ended December 31, 2024
Revenue
Interest income	$9,224,069	$51,991,789
Interest expense	(1,587,165)	(6,336,308)
Net interest income	7,636,904	45,655,481
Expenses
Management and incentive fees, net (less rebate of $947,969 and $1,693,133, respectively)	1,932,246	10,361,821
General and administrative expenses	1,025,822	3,967,764
Stock-based compensation	259,770	1,390,978
Professional fees	331,578	1,563,484
Total expenses	3,549,416	17,284,047
(Provision for) reversal of current expected credit losses	(5,310,506)	(4,161,456)
Realized gains (losses) on investments, net	—	(93,338)
Gain (loss) on extinguishment of debt	—	—
Change in unrealized gains (losses) on loans at fair value, net	(151,520)	(9,806,916)
Net (loss) income from continuing operations before income taxes	(1,374,538)	14,309,724
Income tax expense	(383,004)	447,587
Net income (loss) from continuing operations	(991,534)	13,862,137
Net income (loss) from discontinued operations, net of tax	—	2,922,068
Net income (loss)	$(991,534)	$16,784,205

Basic earnings (loss) per common share:
Continuing operations	$(0.05)	$0.64
Discontinued operations	$—	$0.14
Total basic earnings (loss) per common share	$(0.05)	$0.78

Diluted earnings (loss) per common share:
Continuing operations	$(0.05)	$0.64
Discontinued operations	$—	$0.14
Total diluted earnings (loss) per common share	$(0.05)	$0.78

Weighted average number of common shares outstanding:
Basic weighted average shares of common stock outstanding	21,797,704	20,821,239
Diluted weighted average shares of common stock outstanding	21,917,860	20,888,980
Dividends declared per share of common stock[2]	$0.33	$1.77

2 There is no assurance dividends will continue at these levels or at all.

The following table provides a reconciliation of GAAP Net income (loss) to Distributable Earnings:

	Three months ended December 31, 2024	Year ended December 31, 2024

Net income (loss)	$(991,534)	$16,784,205
Adjustments to net income (loss):
Stock-based compensation expense	259,770	1,390,978
Depreciation and amortization	—	—
Unrealized losses (gains) or other non-cash items	151,520	9,806,916
Provision for (reversal of) current expected credit losses[3]	5,310,506	4,233,310
TRS loss (income), net of dividends	1,563,452	2,711,006
One-time events pursuant to changes in GAAP and certain non-cash charges	—	—
Distributable earnings	$6,293,714	$34,926,415
Basic weighted average shares of common stock outstanding	21,797,704	20,821,239
Distributable earnings per basic weighted average share	$0.29	$1.68
Forward-Looking Statements
This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect our current views and projections with respect to, among other things, future events and financial performance. Words such as “believes,” “expects,” “will,” “intends,” “plans,” “guidance,” “estimates,” “projects,” “anticipates,” and “future” or similar expressions are intended to identify forward-looking statements. These forward-looking statements, including statements about our future growth and strategies for such growth, are subject to the inherent uncertainties in predicting future results and conditions and are not guarantees of future performance, conditions or results. Certain factors, including the ability of our manager to locate suitable loan opportunities for us, monitor and actively manage our loan portfolio and implement our investment strategy; the demand for cannabis cultivation and processing facilities and dispensaries; management’s current estimate of expected credit losses and current expected credit loss reserve and other factors could cause actual results and performance to differ materially from those projected in these forward-looking statements. More information on these risks and other potential factors that could affect our business and financial results is included in AFC’s filings with the SEC, including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of AFC’s most recently filed Annual Report on Form 10-K and subsequent filings. New risks and uncertainties arise over time, and it is not possible to predict those events or how they may affect AFC. We do not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.
3 The provision for current expected credit losses above includes approximately zero and $71.9 thousand in connection with the Spin-Off for the three months ended and year ended December 31, 2024, respectively, which is included in the net income from discontinued operations, net of tax financial statement line on the consolidated statements of operations.

Investor Relations
INVESTOR CONTACT:
Robyn Tannenbaum
(561) 510-2293
ir@advancedflowercapital.com

MEDIA CONTACT:
Profile Advisors
Rich Myers
(347) 774-1125
rmyers@profileadvisors.com